UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 8, 2012

Commission File Number:  333171722

ACADIA Pharmaceuticals Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

061376651
(IRS Employer Identification No.)

3911 Sorrento Valley Blvd, San Diego, California 92121
(Address of principal executive offices)

858-558-2871
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) The ACADIA Pharmaceuticals Inc. ("Registrant") 2012 Annual M eeting of Stockholders was held on June 8, 2012.

(b) The election of two nominees to serve as Class II directors on Registrant's board of directors until the 2015 Annual Meeting of Stockholders was carried out at the 2012 Annual M eeting of Stockholders. The following two Class II directors were re-elected by the votes indicated:

	For	Withheld	Broker Non-Votes
Uli Hacksell	22,828,986	546,688	18,105,068
Torsten Rasmussen	22,830,314	545,360	18,105,068

In addition to the election of two Class II directors, the ratification of the appointment of PricewaterhouseCoopers LLP as Registrant's independent registered public accounting firm for the fiscal year ending December 31, 2012 was submitted to stockholders for approval. The appointment of PricewaterhouseCoopers was ratified and approved by the following vote: 41,119,808 votes for and 246,451 votes against, with 114,483 votes abstaining.

Each of the foregoing voting results from the 2012 Annual Meeting of Stockholders is final.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

Date: June 11, 2012	By:	/s/ Glenn F. Baity
Name: Glenn F. Baity
Title: Vice President, General Counsel & Secretary